SCHEDULE 14A

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	( )

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( X )	Preliminary Proxy Statement
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( )	Definitive Proxy Statement
( )	Definitive Additional Materials
( )	Soliciting Material Pursuant to Rule 14a-12

Capstone Church Capital Fund
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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( )	Fee paid previously with preliminary materials.
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CAPSTONE CHURCH CAPITAL FUND
5847 San Felipe, Suite 4100
Houston, Texas 77057

September 25, 2010

Dear Shareholder:

     A special meeting (“Meeting”) of the shareholders of: Capstone Church Capital Fund (“Fund”) will be held on October 28, 2010 at the Fund’s offices at 5847 San Felipe, Suite 4100, Houston, Texas 77057 at 10:00 a.m. Central Standard Time. A Proxy Statement regarding the Meeting, a proxy card for your vote at the Meeting, and an envelope, postage pre-paid, in which to return your executed proxy card are enclosed.

     At the Meeting, shareholders of the Fund are being asked to approve a change in the Fund’s fundamental policy regarding repurchase offers so that repurchase offers will be made annually instead of quarterly.   In the opinion of Fund management, this change is necessary because management anticipates that the Fund, which is invested primarily in illiquid church mortgage bonds and loans, will, in the very near future, not have sufficient cash flow and other liquid assets to be able to satisfy repurchase offers on a quarterly basis.  If shareholders do not approve this change, the Fund may be forced to liquidate, which would require it either to sell its portfolio securities at “distress” prices or distribute these illiquid securities directly to shareholders.  In addition, the distribution of certain of the Fund’s illiquid assets, such as mortgages and foreclosed properties, may take considerable time.  The Fund’s management and Board of Trustees believe that a liquidation would not be in the best interests of shareholders and that a preferable solution is for shareholders to approve the proposed change in policy so that the Fund will conduct repurchase offers annually instead of quarterly.

The Fund’s Trustees unanimously recommend that you vote FOR the proposed change.

    Detailed information concerning this proposal is contained in the enclosed Proxy Statement. We strongly urge you to participate in the Meeting by reviewing the Proxy Statement and completing, signing and returning the proxy card promptly in the enclosed postage-paid envelope.  It is important that your vote be received no later than October 27, 2010.  If you have questions regarding these materials please call 1-800-262-6631.

Sincerely,

/s/  Edward L. Jaroski
Edward L. Jaroski
Chairman

CAPSTONE CHURCH CAPITAL FUND
(“FUND”)

5847 San Felipe, Suite 4100
Houston, Texas 77-57

Notice of Meeting of Shareholders
To be held on October 28, 2010

Notice is hereby given that a Special Meeting of Shareholders (“Meeting”) of Capstone Church Capital Fund (“Fund”) will be held on October 28, 2010 at the Fund’s offices at 5847 San Felipe, Suite 4100, Houston, Texas 77057 at 10:00 a.m. Central Standard Time for the following purposes, which are more fully described in the Proxy Statement:

Proposal	To amend the Fund’s fundamental policy regarding repurchase offers to provide for annual, instead of quarterly, repurchase offers;
Other	To transact any other business that may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Trustees of the Fund has fixed the close of business on August 31, 2010, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

The Fund’s Trustees unanimously recommend that you vote FOR the Proposal.

Your vote is important, regardless of the number of Fund shares you own.  You can vote easily by completing the enclosed proxy card and by signing, dating and returning it in the enclosed self-addressed, postage-paid envelope.  Or you may vote in person at the Meeting.*  Please help the Fund avoid the expense of additional mailings by submitting your proxy today.

We will be happy to answer your questions or provide additional information on request.  Please call 1-800-262-6631.

By Order of the Board of Trustees

/s/  Richard A. Nunn
Richard A. Nunn, Secretary

September 25, 2010

* To attend the Meeting in person, you will need to show proof of ownership of Fund shares, such as your proxy card (or a copy thereof) or, if your shares are held of record by a financial intermediary, such as a broker, or nominee, a proxy card from the record holder or other proof of beneficial ownership, such as a brokerage statement showing your holdings of Fund shares.

PROXY STATEMENT

CAPSTONE CHURCH CAPITAL FUND

5847 San Felipe, Suite 4100
Houston, Texas 77057

SPECIAL MEETING OF SHAREHOLDERS
October 28, 2010

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Trustees (“Board”) of Capstone Church Capital Fund (“Fund”), to be voted at a special meeting of shareholders (“Meeting”) to be held October 28, 2010 at 5487 San Felipe, Suite 4100, Houston, Texas 77057, at 10:00 a.m. Central Standard Time, for the following purposes, which are described in greater detail in this Proxy Statement.

Proposal -- To amend the Fund’s fundamental policy regarding repurchase offers to provide for annual, instead of quarterly, repurchase offers.

The Board has fixed the close of business on August 31, 2010, as the record date (“Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment or postponement of the Meeting. Shareholders of record as of the record date will be entitled to one vote for each share held, and to a fractional vote in proportion to each fractional share held. As of the Record Date, there were 2,227,417.413 shares of the Fund outstanding.

The approximate mailing date for this Proxy Statement is September 25, 2010, or as soon as practicable thereafter.

Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting.  Shares represented by properly executed proxies received prior to the Meeting, unless revoked prior to the Meeting, will be voted at the Meeting in accordance with instructions indicated thereon.  If no instructions are given, properly executed proxies will be voted in favor of the Proposal.  The persons named as proxy holders on the proxy card will vote in their discretion on any other business that may properly come before the Meeting or any adjournment or postponement thereof.  A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Fund stating that the proxy is revoked, or (b) by a subsequent proxy executed by such person, or (c) attendance at the Meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Fund before the vote pursuant to that proxy is counted.  Unless otherwise specifically limited by their terms, proxies shall entitle the shareholder to vote at any adjournment or postponement of the Meeting.

The presence in person or by proxy of holders of record of thirty-three and one-third percent (33-1/3%) of the shares of the Fund shall constitute a quorum at the Meeting for transacting business.  For purposes of determining the presence of a quorum at the Meeting, abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular proposal with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present.  In the event that the necessary quorum to transact business or the vote required to approve or reject the Proposal is not obtained by the date of the Meeting, holders of a majority of shares of the Fund entitled to vote at the Meeting and present in person or by proxy, or any officer of the Fund present and entitled to preside or act as Secretary of the Meeting, may adjourn the Meeting.  Broker non-votes will be excluded from the denominator of the calculation of the number of votes required to approve any proposal to adjourn the Meeting.

Approval of the Proposal requires the vote of “a majority of the outstanding voting securities” of the Fund.  The term “a majority of the outstanding voting securities,” as used in this Proxy Statement, is defined by the Investment Company Act of 1940, as amended, ("1940 Act") as the affirmative vote of the lesser of (a) 67 percent or more of the voting securities present at the Meeting, if the holders of more than 50 percent of the Fund’s outstanding voting securities are present or represented by proxy, or (b) more than 50 percent of the Fund’s outstanding voting securities “1940 Act Majority”). An abstention or a broker non-vote will be treated as present, but not as a vote cast with respect to, in favor of, or against, a proposal.  Thus, an abstention or broker non-vote will have the effect of a vote against the Proposal.

Shareholders do not have appraisal rights in connection with this Proposal.

The Board knows of no other business that will be presented to the Meeting. If any other matter is properly presented, it is the intention of the persons named on the enclosed proxy card(s) to vote in accordance with their discretion.  The Board has determined that the Fund shall bear the costs of the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on October 28, 2010.

The Proxy Statement is available on the internet at www.capstonechurchcapitalfund.com. Additional information about the Fund is available in its prospectus, statement of additional information and semi-annual and annual reports to shareholders.  The most recent annual report for the Fund for the fiscal year ended September 30, 2009 and the semi-annual report for the period ended March 31, 2010, respectively, have been mailed previously to shareholders.  If you would like to receive additional copies of any of these reports for the Fund free of charge, please contact the Fund at the address indicated on the front page of this Proxy Statement or call the Fund toll-free at 1-800-468-6337.  Any such reports requested will be sent by first class mail within three business days of receipt of the request.

THE PROPOSAL

The Fund is seeking the approval of its shareholders to change its fundamental policy with respect to repurchase offers, so that it will offer to repurchase its shares annually instead of quarterly.  The Fund’s current fundamental policy regarding repurchase offers is as follows:

With respect to its Share repurchases:

a.
The Fund will make Share repurchase offers every calendar quarter, pursuant to Rule 23c-1 under the 1940 Act, as it may be amended from time to time, commencing in the second full quarter following the commencement of the Fund’s operations;

b.
A minimum of 5% of the Fund’s outstanding Shares will be subject to each repurchase offer, unless the Board of Trustees establishes a different percentage, which must be no less than 5% or more than 25% of the Fund’s outstanding Shares;

c .	The repurchase request deadline will be 4:00 p.m. Eastern time on the last business day of each calendar quarter; and

d .	There will be a maximum 14 day period between the repurchase request deadline for each repurchase offer and the date on which the Fund’s net asset value for that repurchase offer is determined.

The Fund proposes that shareholders vote to approve replacing the foregoing fundamental policy with the following, to take effect upon approval at the Meeting or at any adjournment or postponement thereof:

With respect to its Share repurchases:

a.	The Fund will make Share repurchase offers every 12 months, pursuant to Rule 23c-1 under the 1940 Act, as it may be amended from time to time, commencing September 2011;

b.
A minimum of 5% of the Fund’s outstanding Shares will be subject to each repurchase offer, unless the Board of Trustees establishes a different percentage, which must be no less than 5% or more than 25% of the Fund’s outstanding Shares;

c.
A minimum of 5% of the Fund’s outstanding Shares will be subject to each repurchase offer, unless the Board of Trustees establishes a different percentage, which must be no less than 5% or more than 25% of the Fund’s outstanding Shares;

d.	There will be a maximum 14 day period between the repurchase request deadline for each repurchase offer and the date on which the Fund’s net asset value for that repurchase offer is determined.

DISCUSSION

As you are aware from the Fund’s prospectus, the Fund invests principally in securities (namely, church mortgage bonds and loans) that are illiquid and that have a limited, if any, secondary market.  For this reason, the Fund was organized as a closed-end “interval fund”, so that it could offer investors limited, but not continuous liquidity.   In accordance with applicable regulations, during the period between notifying shareholders of an upcoming repurchase offer and the repurchase pricing date, the Fund is required to maintain sufficient liquidity to honor its repurchase offers.

Fund management originally expected that the Fund could obtain sufficient cash to meet quarterly repurchase offers through a combination of principal and interest payments on its portfolio holdings, reinvestment of distributions, sales of additional shares of the Fund, and investment of a portion of the Fund’s portfolio in highly liquid money market instruments.  Additionally, the Fund has authority to borrow money, although this authority is subject to certain limits.  Due to recent conditions in the economy generally and the mortgage market in particular, however, the Fund is experiencing greater difficulty in obtaining the cash necessary to satisfy quarterly repurchase offers.

On the one hand, the Fund has not been successful in raising cash through sales of additional shares.  Also, a significant portion (24% of the Fund’s net assets as of August 31, 2010) of the Fund’s mortgage bond and mortgage loan holdings have missed a coupon payment or are more than 60 days delinquent on their monthly sinking fund payments.  Although the default and delinquency rates of these securities appear to be stabilizing, the Fund has not been accumulating cash from payments on its portfolio holdings at anticipated rates.  Moreover, the secondary market for church mortgage bonds and loans has become even more illiquid, so the Fund is unable to raise sufficient cash by selling portfolio securities.  At the same time, the Fund’s holdings of short-term money market instruments have been depleted by previous repurchase offers and have not been replenished sufficiently by new share sales and payments from the Fund’s portfolio securities to provide the cash necessary to repurchase 5% of the Fund’s shares each quarter.

At this point, Fund management believes the Fund could soon become unable to honor requests for repurchase of 5% of its outstanding shares each quarter.  In particular, the Fund expects that, following the September 2010 quarterly repurchase offer, the Fund will face significant difficulties in conducting subsequent quarterly repurchase offers.  If the Fund is unable to comply with its fundamental policy to provide quarterly repurchase offers, it may have to dissolve.  As described below, Fund management believes that dissolution is not an attractive solution for shareholders.

Fund management has reviewed possible available options.  It has recommended, and the Fund’s Board of Trustees has approved, a change in the Fund’s dividend policy so that dividends will be paid quarterly instead of monthly.  While this change will bring dividend payments better in line with cash flow from the Fund’s portfolio securities and will provide additional cash to the extent Fund shareholders reinvest dividends in additional Fund shares, many of the Fund’s shareholders receive dividend payments in cash (rather than in additional shares of the Fund), so this change is not sufficient to eliminate the difficulties in obtaining sufficient cash for repurchase offers.

Fund management has also considered the possibility of borrowing in order to satisfy repurchase requests.  However, although borrowing might useful to cure a liquidity problem deemed to be temporary, Fund management is not convinced that the difficult market conditions currently prevailing are purely temporary.  Thus, borrowing would provide only a temporary respite and would increase expenses for the Fund without curing difficulties in satisfying quarterly repurchase offers in the future.

Fund management also considered the possibility of asking shareholders to approve converting the Fund to a pure closed-end format but, upon review, determined that this option would not be attractive to Fund shareholders as it would not provide Fund shareholders access to meaningful liquidity.

Fund management has also considered the effects of dissolving the Fund.  In a dissolution, the Fund’s net assets would be distributed to shareholders.  This would require that the Fund either: (1) liquidate its portfolio, likely at “distress” prices, resulting in potentially significantly reduced value for the Fund’s shares; or (2) transfer its illiquid portfolio securities directly to shareholders, leaving shareholders with relatively complex instruments, with complicated credit problems, to attempt to manage individually.  Furthermore, the distribution of certain of the Fund’s illiquid assets, such as mortgages and foreclosed properties, may take considerable time.

In addition, Fund management considered the possibility of seeking regulatory permission to temporarily suspend its repurchase offers but determined that such an approach was not likely to reach a resolution in a timely manner.  An alternative would be to seek shareholder approval for a change in fundamental policy to provide for a longer interval period between repurchase offers.  After review of all these options, Fund management recommended to the Fund’s Board of Trustees that the best option for the Fund and its shareholders was to seek shareholder approval to lengthen the period between repurchase offers.  The Board of Trustees unanimously approved this approach.

Fund management anticipates that the Fund will be able to honor repurchase requests on an annual basis and is asking shareholders to approve a change in the Fund’s fundamental policy to provide for annual repurchase offers instead of quarterly repurchase offers.  The proposed policy, if approved, would be the least disruptive option for Fund shareholders because:  (1) it would preserve a degree of liquidity for Fund shareholders;  (2) it would preserve an opportunity for shareholders to have their shares repurchased at net asset value; (3) it would enable the Fund to continue to pursue the investment objective and follow the investment strategy that attracted shareholders to the Fund in the first place; and (4) it would diminish the likelihood that the Fund would have to dissolve.

The Fund will need to institute this policy change promptly.  If shareholders do not approve the Proposal, the Fund anticipates that it may be forced to discontinue operations and dissolve.  As described earlier, Fund management believes that dissolution would have considerable disadvantages for Fund shareholders.  By contrast, Fund management believes that the Proposal offers shareholders the best chance of protecting the value of their investment with the least personal inconvenience.

The Fund’s Trustees unanimously recommend that you vote FOR the proposed change.

OTHER INFORMATION

The Fund’s Investment Adviser, Administrator and Principal Underwriter

Capstone Asset Management Company (“CAMCO”) is the Fund’s investment adviser and administrator.  The Fund’s principal underwriter is Capstone Asset Planning Company (“CAPCO”).  CAMCO and CAPCO are located at 5847 San Felipe, Suite 4100, Houston, Texas 77057.

Shareholder Proposals

The Fund does not hold annual meetings of shareholders.  However, it may schedule special shareholder meetings when advisable.  To be considered for inclusion in a proxy statement, submissions from shareholders must be received by the Fund a reasonable time before the Fund prints and mails its proxy statement.  Shareholder proposals are subject to certain limitations under federal securities laws.  The submission of a proposal does not guarantee that it will be included in a proxy statement.  Shareholder proposals may be submitted in writing to Secretary, Capstone Church Capital Fund, 5847 San Felipe, Suite 4100, Houston, Texas 77057.

Principal Shareholders

To the knowledge of the Fund, no person owned beneficially 5% or more of the outstanding shares of the Fund as of the Record Date.

The Trustees and officers of the Fund, in the aggregate, owned less than 1% of the Fund’s outstanding shares as of the Record Date.

Special Meeting Expenses

The expenses incurred in connection with the preparation, filing, printing and mailing of the Proxy Statement, as well as expenses of soliciting proxies for the Meeting are being paid by the Fund.  In addition to use of the mails, proxies may be solicited personally or by facsimile, telephone or the Internet by officers and employees of CAMCO, CAPCO and their affiliates, and financial intermediaries may be reimbursed for their expenses of sending solicitation material to beneficial owners of Fund shares.

PLEASE EXECUTE THE ENCLOSED PROXY CARD PROMPTLY AND RETURN IT IN THE PRE-ADDRESSED, POSTAGE-PAID ENCLOSED ENVELOPE.  If you plan to attend the Meeting in person, you will need to bring proof of ownership and amount of Fund shares.  Such proof includes the proxy card (or a copy) or, if your shares are held of record by a financial intermediary, such as a broker-dealer, or nominee, a proxy card from the record holder or other proof of beneficial ownership, such as a brokerage statement showing your Fund holdings.

Form of Proxy – Capstone Church Capital Fund

[FRONT OF PROXY CARD]

CAPSTONE CHURCH CAPITAL FUND
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER [   ], 2010
THIS PROXY IS SOLICITED ON BEHALF THE BOARD OF TRUSTEES

The undersigned hereby appoint(s) Edward Jaroski and Kimberly McLaney or any one of them, proxies, with full power of substitution, to vote all shares of the Capstone Church Capital Fund (“Fund”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund at 5847 San Felipe, Suite 4100, Houston, Texas 77057 on October 28, 2010 at 10:00 a.m., Central Standard Time, and at any adjournment thereof.

This proxy will be voted as instructed. If no specification is made, the proxy will be voted “FOR” the Proposal and “Grant” authority to transact such other business that may properly come before the Meeting.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

(over)
____________________________________________________________________________________________________________________________________________

     Please indicate your vote by an “x” in the appropriate box below. [BACK OF PROXY CARD]

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL AND TO GRANT AUTHORITY TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING:

1.To amend the Fund’s fundamental policy regarding repurchase offers as provided in the Proposal, to provide that such repurchase offers will be conducted annually. For ___ Against ____ Abstain ___
2.To transact any other business that may properly come before the Meeting or any adjournments or postponements thereof. Grant ____ Withhold _____

This proxy must be signed exactly as your name(s) appears hereon. If as attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.

____________________________ Signature (and title, if applicable)	____________________________ Date
____________________________ Signature (and title, if applicable)	____________________________ Date